                                                                                              Exhibit 99.1
                                                                    Exhibit 99.1

For Information:  Scott Lamb
Telephone:   (713) 267-3826
                                                         April 30, 2002

          KAISER ALUMINUM ENGAGES DELOITTE & TOUCHE AS INDEPENDENT
                                    AUDITOR

         HOUSTON, Texas, April 30, 2002 - Kaiser Aluminum Corporation (KAC) and
its wholly owned subsidiary, Kaiser Aluminum & Chemical Corporation (KACC), said they have dismissed Arthur Andersen LLP as their principal independent accountant and have engaged Deloitte & Touche LLP as their principal independent accountant.
         The decision to change principal independent accountants was recommended by the Audit Committees of both KAC and KACC and was approved by the boards of both KAC and KACC. The change is effective immediately.
         Kaiser Aluminum Corporation (OTCBB:KLUCQ) is a leading producer of alumina, primary aluminum and fabricated aluminum products.

                                      F-924

         Company press releases may contain statements that constitute
"forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.